Exhibit 3.4

STATE OF WYOMING

Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify t filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Horizon Energy Corporation

Old Name: Solar America Corp

I have affixed hereto the Great Seal of the State of Wyoming and duly executed thi certificate at Cheyenne, Wyoming on this 4th day of June, 2013.

Secretary of State
Filed Date: 06/04/2013
	By:	Meghan Connor

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary
FILED: 06/04/2013 11:58 AM
Original ID: 2010-000588522
Amendment ID: 2013-001507

Profit Corporation
Articles of Amendment

1. Corporation name:

SOLAR AMERICA CORPORATION

2. Article(s) ONE is amended as follows:

[Article one is amended by deleting "Solar America Corp." and replacing it with "Horizon Energ Corporation"]

Article one: The name of the Corporation is Horizon Energy Corporation (the "Corporation").

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, pro implementing the amendment if not contained in the amendment itself which may be made upon facts ascertainable outside the articles of amendment.

4. The amendment was adopted on 05/28/2013
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, that the amendment was duly approved by the incorporators or by the board of directors as the case may shareholder approval was not required.

Received
MAY 3 1 2013
Secretary of Sta
Wyoming

OR

P-Amendment - Revised 11/2012

2

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the in the manner required by this act and by the articles of incorporation.

This amendment to the Articles of Incorporation was duly approved and adopted by the sharel accordance with Section 17-16-1006 of the Wyoming Business Corporation Act.

Signature: [signature]

Date: 05/28/2013
(mm/dd/yyyy)

Print Name: Robert S. Bludorn

Title: Chairman & CEO

Contact Person: Robert S. Bludorn

Daytime Phone Number: (985) 707-2443

Email: robert@solaramericacorp.com

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its offic
- ☐ Please submit one **originally signed** document and one exact photocopy of the filing.

P-Amendment - Revised 11/2012